Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Numbers 333-176157-01 and 333-141257-01) and on Form S-8 (File Numbers 333-148926 and 333-112109) of Boston Properties Limited Partnership of our report dated February 28, 2012 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, MA

February 28, 2012